Exhibit 10.14

February 10, 2025

STRICTLY CONFIDENTIAL

Lakewood-Amedex, Inc.

8031 Cooper Creek Blvd., Unit 103

University Park, FL 34201

Attn: Kelvin Cooper, Chief Executive Officer & Senior VP Research & Development

Dear Dr. Cooper,

We are pleased to submit to you this letter agreement (the “Agreement”) which sets forth the terms pursuant to which RBW Capital Partners LLC or its designated assignee (together and with its affiliates “RBW”), a division of Dawson James Securities, Inc. (the “BD”, and together with RBW, the “Placement Agent”) will provide certain financial advisory and financial placement agency and investment banking services to Lakewood-Amedex Inc. (together with its affiliates, the “Company”) in connection with the engagement described herein.

This Agreement sets forth the terms under which Placement Agent will provide advice and assistance to the Company and shall serve as placement agent and provide broker-dealer services to the Company in connection with the proposed Transaction (the “Engagement”).

Any regulated broker-dealer services required under the Engagement shall be delivered by RBW personnel, who are also authorized representatives of BD, or other properly authorized representatives of BD.

I. ENGAGEMENT

Placement Agent will assist the Company as exclusive consultant, capital markets advisor, and financial Placement Agent subject to the terms and conditions set forth below, in connection with the possible direct listing, merger, consolidation, joint venture, partnership, spin-off, split-off, business combination, tender or exchange offer, recapitalization, sale of equity, debt, or hybrid securities, acquisition, sale, distribution, transfer or other disposition of assets or equity interests, licensing or sale of technology, or other transaction, involving any portion of the business, assets or equity interests of the Company and/or any of its subsidiaries or affiliates, or any right or option to acquire any of the foregoing, in one or more transactions (collectively a “Transaction”) between the Company and any institutional or individual third-party funding source, acquiror, strategic partner, or counterparty (herein, a “Partner”). Company shall provide Placement Agent with all LOIs, MOUs, contracts and documents relating to any Transaction. Company will advise Placement Agent on all capital drawn in any Transaction within 24 hours of the draw.

II. SCOPE OF SERVICES

1.	Depending on the nature of a Transaction, and as requested by the Company, Placement Agent may:

A.	Assist the Company in preparing for a listing on NASDAQ or other major US market including but not limited to:

a.	Working with Company counsel to aid in the preparation of required registration statements

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

b.	Liaising with exchange officials in preparation for listing

c.	Identifying additional round-lot shareholders if necessary

d.	Helping Company to ensure the meeting of exchange standards for listing

e.	Helping Company identify bridge investors for pre-listing capital

f.	Introducing IR and PR counterparties for pre and post-listing support

B.	Assist the Company in developing a marketing strategy for the Company and in preparing descriptive information regarding the Company to be disseminated to potential Partners;

C.	Solicit interest from potential Partners, including identifying potential Partners, introducing potential Partners to the Company and facilitating meetings and presentations; in consultation with the members of the Company’s management, review and evaluate all indications of interest or proposals received from potential Partners;

D.	Introduce and advise the Company on a potential merger with private or publicly traded companies;

E.	Advise the Company on strategic issues relating to the Transaction, including the structure and valuation of potential Transaction(s);

F.	Assist the Company’s management in making presentations to potential Partners, including preparing presentation materials and attending management presentations;

G.	Assist the Company in developing a negotiating strategy for the Transaction and, if requested by the Company, participate (directly or otherwise) in such negotiations; and provide general assistance in implementing and closing the Transaction(s).

In connection with Placement Agent’s activities on the Company’s behalf, the Company will (i) furnish Placement Agent with all information and data concerning the Company relating to Placement Agent’s engagement hereunder (the “Information”) and (ii) provide Placement Agent with reasonable access to the Company’s officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants that the information made available to Placement Agent by the Company will, at all times during the period of Placement Agent’s engagement hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. The Company further represents and warrants that any projections provided by it to Placement Agent will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, Placement Agent will be using and relying on the information without independent verification or appraisal, and that Placement Agent has no obligation to independently verify or appraise such information and assumes no responsibility for its accuracy.

Where the Placement Agent assists the Company in preparing any offering materials addressed to, or to be distributed to, third parties, the Company shall remain solely responsible for such offering materials, unless otherwise agreed by the parties in writing and except for any portion of such offering materials regarding the Placement Agent that was provided by the Placement Agent to the Company in writing expressly for inclusion in such document.

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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III. COMPENSATION

At the closing of a Transaction with any Partner (the “Closing”), the Company shall compensate Placement Agent for its services as follows:

1)	Capital Markets

(a)	Direct Listing: If the Company elects to pursue a direct listing on a major US exchange, RBW will act in an advisory capacity to assist the Company with the direct listing. In compensation for this advisory work, RBW will be granted one-point-seven-five percent (1.75%) of the current fully diluted shares outstanding (pre-money), which includes the conversion of the currently outstanding convertible notes at the direct listing price (“Advisory Stock”). The Company hereby agrees that Advisory Stock will be registered in the Direct Listing and unrestricted. RBW agrees that they will assist the Company with all aspects required to prepare the Company for the Direct Listing as well as serving as a liaison between representatives at the exchange and the Company throughout the process.

(b)	RBW will also introduce potential partners for the Company in the form of an equity line of credit (“ELOC”)-type structure or venture debt (“Debt”). Company agrees that capital is received through an ELOC or Debt partner introduced by RBW, it will pay Placement Agent the fees outlined in Section III.2 and III.3.

(c)	Company agrees that upon a successful listing, RBW will become the exclusive provider of capital markets and M&A services for the Company for a period of six (6) months.

2)	M&A Advisory Fee – If an M&A Transaction, commonly referred to as a merger or acquisition is consummated with any Partner during the period when Placement Agent is retained by the Company or within twelve (12) months after termination of this Agreement, the Company shall pay Placement Agent an M&A Advisory Fee of two-point-zero percent (2.0%) times the Total Consideration of the Transaction. In the case of an M&A Transaction, the Total Consideration for the purpose of calculating compensation due shall be calculated as if 100% of the equity interests of the Company (on a fully diluted basis) have been sold by dividing the Total Consideration (as defined below) by the percentage of ownership sold in the transaction. RBW will not solicit any M&A unless with expressed written permission by the Company.

3)	Transaction Fee – If a capital raising Transaction is consummated with any Partner during the period when Placement Agent is retained by the Company or within twelve (12) months after termination of this Agreement, the Company shall pay Placement Agent a Transaction Fee pursuant to the following terms:

(a)	Seven-point-zero percent (7.0%) times the total Transaction value from equity and equity-linked investors.

(b)	Three-point-five percent (3.5%) times the total Transaction value from equity and equity-linked investors that are listed on Schedule A.

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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(c)	Four-point-zero percent (4.0%) times the total Transaction value from debt and debt-linked investors.

(d)	Two-point-zero percent (2.0%) times the Transaction value from debt and debt-linked investors that are listed on Schedule A.

(e)	There will be no fees, of any type, charged on bridge funds raised by the Company from its current shareholders.

4)	Expenses - Subject to the following, the Company shall reimburse Placement Agent promptly upon request for all reasonable and accountable out-of-pocket expenses incurred in connection with the Transaction, whether or not there is a closing of the Transaction, including but not limited to road show and travel expenses (including, if applicable, the costs associated with the use of a third-party electronic road show service (such as Net Roadshow), due diligence expenses, the costs of background checks on the Company’s officers and directors and any of it shareholders designated by Placement Agent, the cost associated with Placement Agent’s use of book-building and compliance software, and the fees and expenses of legal counsel and any other independent advisors selected and retained by Placement Agent (with the Company’s consent, which shall not be unreasonably withheld), provided that the expenses reimbursable to Placement Agent under this section 5 shall not exceed $150,000.

For the purpose of calculating the fees due to the Placement Agent as contemplated above, the Total Consideration shall be the total proceeds and other consideration paid or received, or to be paid or received, directly or indirectly, in connection with a Transaction, including, without limitation, cash, notes, securities, and other property received or to be received by the Company or any of its affiliates, creditors or security holders (including, without limitation, the holders of convertible securities, options, warrants, stock appreciation rights or similar rights, whether or not vested); and deferred non-contingent payments (such as installment payments); (collectively, “Total Consideration”).

For the purpose of calculating the consideration received or receivable in connection with or in anticipation of a Transaction, any securities (other than a promissory note) will be valued at the time of the announcement of the Transaction (without regard to any restrictions on transferability) as follows: (i) if such securities are traded on a stock exchange, the securities will be valued at the average last sale or closing price for the ten trading days immediately prior to the announcement of the Transaction; (ii) if such securities are traded primarily in over-the-counter transactions, the securities will be valued at the mean of the closing bid and asked quotations similarly averaged over a ten trading day period immediately prior to the announcement of the Transaction; and (iii) if such securities have not been traded prior to the announcement of the Transaction, the securities will be valued at the fair market value thereof as of the day prior to the announcement of the Transaction, as such fair market value shall be mutually agreed by Placement Agent and the Company acting in good faith. The value of any purchase money or other promissory notes, installment sales contracts or other deferred non-contingent consideration shall be deemed to be the face amount thereof and shall be included as part of the Total Consideration for the purpose of determining compensation due to Placement Agent. In the event the Transaction Value includes any Contingent Payments, the Company and Placement Agent will negotiate in good faith to agree on the value of such Contingent Payments for the purpose of calculating that portion of the Transaction Fee to be paid to Placement Agent upon the closing of the Transaction in consideration thereof. If the parties cannot reach such an agreement, an additional Transaction Fee(s) shall be paid to Placement Agent in the same proportions and at the same times as the Contingent Payments are paid or received. Any other non-cash consideration shall be valued at the fair market value thereof as of the day prior to the announcement of the Transaction, as such fair market value shall be mutually agreed by Placement Agent and the Company acting in good faith.

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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The Transaction Fee and any unpaid expenses due Placement Agent under this Agreement shall be paid to RBW upon consummation of a Transaction, or in the event a Transaction involves multiple closings, the Transaction Fee owed at each closing, and the Company agrees to make such payments a condition to closing a Transaction.

A charge of 1.0% per month will be added to all past due balances, commencing seven (7) days after the due date listed on each invoice. This charge represents our reasonable effort to estimate fair compensation for our administrative expenses and costs to the firm which would result from a default in payment of our statements when due. In addition, you are responsible for payment of legal fees that are incurred by the Placement Agent in connection with the collection of any amounts due. Neither Termination nor completion of this Agreement shall affect the fees and expenses due to RBW or Placement Agent for services rendered over the course of the Engagement. Those fees and expenses will be due per the terms of the Agreement.

IV. TERM AND TERMINATION

Either party hereto may terminate this Agreement six (6) months after the date of this Agreement, as set forth above, by giving thirty day written notice of such party’s desire to terminate to the other party. Neither termination of this Agreement nor completion of the assignment or Transaction contemplated hereby shall affect: (i) the Company’s obligations to pay: (a) any compensation earned by Placement Agent up to the date of termination or completion, as the case may be; (b) the fees as provided in Section III; and (c) the reimbursement of expenses incurred by Placement Agent up to the date of termination or completion, as the case may be; (ii) the Indemnification Provisions set forth in Schedule I attached hereto; and (iii) the choice of governing law and choice of forum provisions in Section VI A and B hereof, all of which shall remain operative and in full force and effect.

In addition, should RBW choose to have their personnel become licensed with a Broker/Dealer other than Dawson James Securities, Inc. for any reason, both the Company and Placement Agent agree to assign this Agreement to the new Broker/Dealer as of the effective date, and the Company hereby consents to such assignment. Dawson James Securities, Inc. shall have no responsibility or liability for any transactions pursued or effected by RBW on or after the effective date. Company may terminate this Agreement under the terms of this Section IV regardless of any change in Broker/Dealer.

V. INDEMNIFICATION

The Company agrees to indemnify Placement Agent in accordance with the indemnification provisions (the “Indemnification Provisions”) set forth on Schedule I attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof. No action, regardless of form, arising out of the services under this Agreement except from the result of litigation by a third party may be brought by either party more than two years after the act, event or service that is subject of such action or within one year of discovery of such act, error, or omission, whichever occurs first.

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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VI. OTHER AGREEMENTS

A.	Reserved

B.	This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law. Placement Agent and the Company agree that with respect to any controversy or claim relating to, arising under or involving this Agreement or breach thereof (a “Claim”), the matter shall first be submitted for mediation through the Judicial Arbitration and Mediation Service, Inc. (“JAMS”) and its applicable rules in New York, New York. In the event that Placement Agent and the Company are not able to agree on a mediator within thirty (30) days of the first party seeking mediation, the presiding judge of the Superior Court of the county which the venue would lie for the filing of a compliant for relief in such Claim shall have jurisdiction to appoint a mediator. The parties covenant that they will participate in the mediation in good faith.

In the event that Placement Agent and the Company are unable to resolve any Claim after mediation as set forth in the preceding paragraph, then the parties hereby agree that such Claim shall be submitted to JAMS for final and binding arbitration pursuant to its Comprehensive Arbitration Rules and Procedures (the “Arbitration Rules”) in New York, New York. The arbitration shall be conducted before a neutral arbitrator who shall be an attorney or retired judge and shall be selected in accordance with Arbitration Rules. The arbitrator’s award shall be final and binding on all parties. Except to the extent otherwise required pursuant to the applicable JAMS rules and procedures and applicable law, each party will pay the fees of its respective attorney(s), expert, and other fees.

Without limiting the mediation and arbitration provisions set forth above, each party hereby irrevocably agrees and consents to be subject to the exclusive jurisdiction of the Supreme Court of County of New York, State of New York, or, if the Supreme Court lacks jurisdiction, the United States District Court for the Southern District of New York, in any suit, action or proceeding pursuant to this Agreement. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process in person, by overnight courier, facsimile or first class mail with a copy to email to such party as follows:

If to Amedex-Lakewood, Inc.	If to RBW Capital Partners LLC

Kelvin Cooper	Philip Gaucher
CEO & SVP R&D	Managing Partner
Lakewood-Amedex, Inc.	RBW Capital Partners LLC
8031 Cooper Creek Blvd., Unit 103	1511 Ponce De Leon
University Park, FL 34201	Unit 1092
kcooper@lakewoodamedex.com	San Juan, PR 00909
pgaucher@rbwcap.com

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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If to Dawson James Securities, Inc.	With a copy to (which shall not constitute notice)
Underwriter Counsel:
Robert D. Keyser, Jr.
Chief Executive Officer	ArentFox Schiff LLP
Dawson James Securities, Inc.	1717 K Street NW
101 North Federal Highway	Washington, DC 20006
Suite 600	ralph.demartino@afslaw.com
Boca Raton, FL 33432	Attention: Ralph V. De Martino
rkeyser@dawsonjames.com

C.	Following the completion of a Transaction (or other assignment contemplated by this Agreement) the Company agrees that Placement Agent has the right to (i) describe in its marketing materials Placement Agent’s services to the Company and (ii) place advertisements in financial and other newspapers and journals at Placement Agent’s own expense describing its services to the Company hereunder, provided that Placement Agent obtains the prior consent of the Company to the placement of such advertisements, which consent the Company agrees not to withhold or delay unreasonably.

D.	The Company represents and warrants that Placement Agent’s retention hereunder, and the Company’s execution of this Agreement, have been duly authorized.

E.	The Company agrees that any information or advice rendered by Placement Agent or its representatives in connection with this Engagement is for the Company’s use in connection with its evaluation of a Transaction. Except as otherwise required by law or to its advisors, the Company will not, and will direct any third party not to, disclose such advice or information without Placement Agent’s prior written consent.

F.	This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, (including, without limitation, securityholders, employees or creditors of the Company) except those entitled to the benefits of the indemnification provisions hereof.

G.	This Agreement (including Schedule I hereto) constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be amended except in a written agreement signed by both parties. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors, assigns and representatives, and the obligations assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

H.	Placement Agent shall provide list of potential Partner(s) to the Company via email periodically and will have the right to add additional potential Partner(s) over time via email.

I.	For the convenience of the parties any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement. This Agreement may be executed by signatures on facsimiles hereof or signatures transmitted electronically.

J.	Reserved.

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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K.	Company agrees that the terms of this Agreement shall remain strictly confidential, and Company will not divulge the terms of this Agreement to anyone except (1) under order of a court of competent jurisdiction, (2) any government agency as required by law, (3) to their attorneys, accountants, or tax preparers, or (4) if Placement Agent provides express permission in writing.

L.	Company represents and warrants to Placement Agent that the operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, if applicable, of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to such anti-money laundering laws is pending or, to the knowledge of the Company, threatened.

M.	The Company acknowledges and agrees that individuals working with RBW are registered representatives with BD. BD is a full-service securities firm which may be engaged at various times, either directly or through its affiliates, in various activities including, without limitation, securities trading, investment management, financing and brokerage activities and financial advisory services for companies, governments and individuals. Placement Agent recognizes its responsibility for compliance with all laws, including without limitation the federal securities laws, in connection with the activities described in the immediately preceding sentence. In addition, nothing contained in this Agreement shall limit or restrict the right of the Placement Agent or of any partner, employee, agent or representative of the Placement Agent, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, nor to limit or restrict the right of the Placement Agent to render services of any kind to any other corporation, firm, individual or association.

N.	Subject to any transfer rights set forth in Section IV, neither this Agreement nor any right or interest hereunder shall be assignable by the Company or the Placement Agent without the prior written consent of the other party hereto; provided, however, that nothing in this Section shall preclude RBW from (i) assigning any rights hereunder to a corporation or other entity acquiring all or substantially all the assets and business, whether by operation of law or otherwise, of RBW, provided such entity is a registered broker-dealer, or (ii) designating another broker-dealer to perform services hereunder if RBW is unable to do so, provided such firm includes some or all of RBW’s former investment banking staff.

O.	Potential Requirements to File with the SEC. The Company acknowledges that the Company may be required to file documents with the U.S. Securities and Exchange Commission (“SEC”) or state regulatory authorities regarding a Transaction and agrees these filings are the sole responsibility of the Company and agrees regarding a Transaction, it will: (i) make such filings on a timely basis; (ii) provide Placement Agent draft copies prior to any such filings; and (iii) provide Placement Agent final copies of any such filings as soon after the filing as practicable.

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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P.	The Company represents, warrants and agrees that all sales of securities made in reliance on Rule 506(c) of Regulation D under the Securities Act shall be made only to Accredited Investors (as such term is defined in Rule 501 of Regulation D under the Securities Act), and that it will take reasonable steps to verify that such purchasers are Accredited Investors, which reasonable steps may include but are not limited to the methods identified in Rule 506(c).

Q.	Reserved.

R.	Anti-Money Laundering Notice. To help the government fight the funding of terrorism and money laundering activities, the U.S. Department of the Treasury, Securities and Exchange Commission, and FINRA requires financial institutions to obtain, verify and record certain information regarding individuals and clients they do business with. In the event that any regulatory or government agency requires any information from the Company, the Company shall furnish the information as needed.

Remainder of Page Intentionally Blank

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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SCHEDULE I

Indemnification Provisions

This Schedule I is a part of and is incorporated into the attached engagement letter (the “Agreement”) between the Company and its affiliates (collectively “Company”), RBW Capital Partners LLC or its designated assignee (together and with its affiliates “RBW”), a division of Dawson James Securities, Inc. (“BD”, and together with RBW, the “Placement Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Agreement.

In connection with the Company’s engagement of Placement Agent hereunder, the Company hereby agrees to indemnify and hold harmless Placement Agent and its affiliates, and the respective controlling persons, directors, officers, managers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Placement Agent, or (B) otherwise relate to or arise out of Placement Agent’s activities on the Company’s behalf under Placement Agent’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any such Indemnified Person for such Claim.

The Company further agrees that it will not, without the prior written consent of Placement Agent, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects, or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person and provided further that if the legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (limited to one law firm and local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If the Company does not assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (limited to one law firm and local counsel, if necessary) to represent or defend him, her, or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel (limited to one law firm and local counsel, if necessary) and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Placement Agent is the Indemnified Person), the Company and Placement Agent shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Placement Agent on the other, in connection with Placement Agent’s engagement referred to above, subject to the limitation that in no event shall the amount of Placement Agent’s contribution to such Claim exceed the amount of fees actually received by Placement Agent from the Company pursuant to Placement Agent’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Placement Agent on the other, with respect to Placement Agent’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the Transaction (whether or not consummated) for which Placement Agent is engaged to render services bears to (b) the fee paid or proposed to be paid to Placement Agent in connection with such engagement.

The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

Remainder of Page Intentionally Blank

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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If the foregoing correctly sets forth our understanding, please return signed copies of this Agreement and the annexed Indemnification Provisions.

Agreed, Approved and Accepted:

RBW Capital Partners LLC		Lakewood-Amedex, Inc.

By:	/s/ Philip Gaucher	By:	/s/ Kelvin Cooper
	Philip Gaucher		Kelvin Cooper
Title:	Managing Partner	Title:	CEO & SVP R&D

Dawson James Securities, Inc.

By:	/s/ Robert D. Keyser, Jr.
Robert D. Keyser, Jr.
Title:	Chief Executive Officer

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

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SCHEDULE A

1.	All current shareholders of Lakewood-Amedex as of date of agreement

2.	Susan Bala Investor

a)	Very Large Investor currently does not want name public

3.	Introduced by CJ Floyd

b)	Richard Diamond
c)	Chris Phillips
d)	Jeff Guzy
e)	Christian Schwier

4.	Introduced by Evvolve & Partners

f)	Merieux Partners
g)	Andera Partners
h)	Athos Service
i)	Blue Horizon
j)	Korys
k)	Rinkelberg Capital
l)	Pictet Group
m)	Arch Venture
n)	Avoro Capital
o)	Novalis LifeSciences
p)	AbbVie

5.	Introduced by CG Capital

a)	MiMedx
b)	RA Capital

6.	Introduced by David Rosenberg

a)	D3M Licensing Group
b)	Martin Gramatica
c)	Peter Goldstein
d)	StageDotO
e)	Steve Denstman MD
f)	Motion Group
g)	Woundrx.org
h)	Jack Rodman MD

7.	GordonMD Global Investments

8.	Xontogeny

9.	Dunhill Family Office Network

10.	Force Family Office Network

11.	Neuland Labs

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.
All Securities and Brokerage Services are offered through Dawson James Securities, Inc.
101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432
(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC
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